UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) May 22, 2012

SANTA FE GOLD CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-12974	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

1128 Pennsylvania NE, Suite 200
Albuquerque, NM 87110
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (505) 255-4852

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

(   ) Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

(   ) Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a -12)

(   ) Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

(   ) Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.           Entry into a Material Definitive Agreement.

          On May 22, 2012, Santa Fe Gold Corporation (“Santa Fe”) and Ortiz Mines, Inc. (“OMI”) entered into an agreement (the “Agreement”) to settle litigation between them.

          The Agreement settles litigation filed by Santa Fe in the United States District Court for the District Of New Mexico against OMI in connection with OMI’s termination of Santa Fe’s exclusive leasehold rights to explore, develop and mine gold, silver, copper and other minerals on approximately 66 square miles of the Ortiz Mine Grant in Santa Fe County, New Mexico. The case, announced by Santa Fe on August 31, 2011, was styled Santa Fe Gold Corporation v. Ortiz Mines, Inc. a/k/a Ortiz Mining Company, No. 1:11- CV-00773.

          Pursuant to the Agreement, Santa Fe will spend at least $500,000 by November 22, 2012 and a total of at least $1 million by May 22, 2013 on work programs in support of project development.

           A copy of the press release, dated May 23, 2012, announcing the execution of the Agreement and a copy of the Agreement are filed as Exhibits 99.1 and 99.2 hereto, respectively, and incorporated by reference herein.

Item 9.01          Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description

99.1	Press Release dated May 23, 2012

99.2	Agreement dated May 22, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SANTA FE GOLD CORPORATION
(Registrant)

Date: May 23, 2012	/s/ W. Pierce Carson
W. Pierce Carson
Chief Executive Officer